SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 29, 2003

ARDEN REALTY, INC.

(Exact Name of registrant as specified in its charter)

Maryland	1-12193	95-4578533

(State of other jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

11601 Wilshire Boulevard, Fourth Floor, Los Angeles, California 90025

(Address of principal executive offices) (Zip Code)

(310) 966-2600

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

     ITEM 9. REGULATION FD DISCLOSURE (disclosure provided under Item 9 and Item 12)

     In accordance with SEC Release No. 33-8216, the following information is being furnished under “Item 12. Results of Operations and Financial Condition,” as well as under “Item 9, Regulation FD Disclosure.”

     On April 29, 2003 the registrant issued a press release announcing its earnings for the quarter ended March 31, 2003. The press release is attached to this current report as Exhibit 99.1 and is incorporated by reference to this report.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2003.

ARDEN REALTY, INC.

By: /s/ Richard S. Davis

Richard S. Davis
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1*	Press release dated April 29, 2003.

*	Filed herewith